i2 Reports Third Quarter 2009 Results

DALLAS – November 5, 2009 – i2 Technologies, Inc. (NASDAQ: ITWO) today announced the following results for the third quarter of 2009:

•	Total revenue was $54.6 million
•	Total costs and expenses were $42.4 million
•	Net income applicable to common stockholders was $10.0 million
•	Diluted earnings per share (GAAP) were $0.36
•	Non-GAAP diluted earnings per share were $0.39 (excluding stock option expense)
•	Cash flow from operations was $4.5 million
•	Total bookings of $53.8 million, including $8.2 million in software solutions bookings (total bookings includes $7.5 million in multi-year agreements with an average term of 2.5 years)

“We are pleased with our operating and financial results in what is typically a seasonally low quarter,” stated i2 Chief Executive Officer Jackson L. Wilson, Jr. “We recorded more than $53 million in total bookings, with year-over-year growth in each of our bookings categories, including significant wins from our transportation and channel management solutions. The relationship between branded manufacturers and retailers continues to evolve and our channel management solutions address the challenges presented as a result of multi-enterprise collaboration.”

“We are reporting solid financial results for the third quarter, highlighted by continued aggressive cost management, strong earnings per share and cash flow from operations that exceeded our expectations,” stated i2 Executive Vice President and Chief Financial Officer Mike Berry. “We continue to manage the business very efficiently and are pleased with our strong profitability and growing cash position,” concluded Berry.

Third Quarter Results

Revenue Detail

Total revenue for the third quarter was $54.6 million as compared to $64.8 million in the third quarter of 2008, a decrease of $10.1 million or 16 percent.

i2 had total third quarter software solutions revenue, which includes core and recurring license revenue and revenue to develop the licensed functionality, of $15.2 million. This compares to $10.6 million of software solutions revenue in the third quarter of 2008, an increase of $4.7 million or 44 percent year-over-year.

Services revenue in the third quarter was $21.0 million, a decrease of $12.3 million or 37 percent compared to the $33.3 million of services revenue in the third quarter of 2008. Services revenue includes fees received from consulting and training services and arrangements to customize or enhance previously purchased licensed software as well as reimbursable expenses.

Third quarter maintenance revenue was $18.4 million, a decrease of 12 percent from $20.9 million in the comparable prior year quarter.

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i2 Reports Third Quarter 2009 Results

Costs and Expenses

Costs and expenses, subtotal, excludes amounts related to the company’s intellectual property patent infringement lawsuit (external litigation expenses in the 2009 period related to the Oracle litigation). Costs and expenses, subtotal for the third quarter of 2009 were $42.1 million, a 22 percent decrease compared to $54.2 million in the third quarter of 2008. Costs and expenses in the third quarter of 2009 included $2.1 million in stock-based compensation expense, which includes $1.0 million in expense related to stock options and $1.1 million in expense related to restricted stock units.

Total costs and expenses for the third quarter of 2009 were $42.4 million as compared to $54.2 million in the same period in 2008.

Net Income

The company reported third quarter 2009 net income applicable to common stockholders of $10.0 million, or $0.36 per diluted share. This compares to $1.4 million, or $0.05 per diluted share, in net income applicable to common stockholders in the third quarter of 2008.

Nine Month Results

For the nine months ended September 30, 2009, total revenues were $168.1 million, a decrease of 12 percent as compared to $192.1 million for the same period in 2008.

Software solutions revenue increased 17 percent to $40.7 million for the nine months ended September 30, 2009 compared to $34.8 million for the nine months ended September 30, 2008. Services revenue was $71.4 million for the nine months ended September 30, 2009 compared to $92.7 million in the same period in 2008, a decrease of 23 percent. Maintenance revenue decreased 13 percent to $56.0 million in the nine months ended September 30, 2009 compared to $64.6 million in the comparable period in 2008.

Costs and expenses, subtotal (excludes external litigation expenses in the 2009 period related to the Oracle litigation and external litigation expenses and settlement benefit in the 2008 period related to the SAP litigation), for the nine months ended September 30, 2009 decreased 21 percent to $136.6 million as compared to $172.0 million in the comparable period of 2008. Costs and expenses for the nine months ended September 30, 2009 included $7.2 million in stock-based compensation expense, which includes $3.9 million in expense related to stock options and $3.3 million in expense related to restricted stock units.

Total costs and expenses for the nine months ended September 30, 2009 were $137.2 million as compared to $92.1 million in the same period in 2008. The nine months ended September 30, 2008 amount reflects a benefit of $79.9 million, net of external patent litigation expenses, related to the company’s intellectual property settlement with SAP.

The company reported net income applicable to common stockholders of $21.7 million or $0.80 per diluted share for the nine months ended September 30, 2009. This compares to $83.7 million or $3.15 per diluted share in net income applicable to common stockholders in the comparable period in 2008. The nine months ended September 30, 2008 amount includes $78.4 million, net of external litigation expenses and applicable taxes, from the intellectual property settlement.

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i2 Reports Third Quarter 2009 Results

Non-GAAP Diluted Earnings Per Share

The company provides non-GAAP financial measures to assist stockholders with the analysis of financial and business trends related to the company’s operations. These calculations are not in accordance with, or an alternative for, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies.

Non-GAAP diluted earnings per share applicable to common stockholders in the third quarter of 2009 were $0.39, compared to $0.33 per diluted share in the comparable period last year on a non-GAAP basis. Non-GAAP diluted earnings per share applicable to common stockholders for the nine months ended September 30, 2009 were $0.98, compared to $0.54 per diluted share in the comparable period in 2008 on a non-GAAP basis. Non-GAAP diluted earnings per share excludes stock option expense; the impact of ASC 470 adoption; the net loss on the repurchase of the company’s 5% senior convertible notes due to the write-off of unamortized discount and debt issuance costs partially offset by the repurchase of the notes below par value; the effect of the intellectual property settlement, net of the impact of taxes applicable to the settlement; and external expenses related to the company’s proposed and subsequently terminated merger agreement in 2008.

A full reconciliation of GAAP to non-GAAP financial measures can be found in Schedule A included with this release.

Other Financial Information

On September 30, 2009, i2’s total cash balance was $192.3 million (including restricted cash of $6.7 million), an increase of $10.7 million from June 30, 2009. The increase in the cash balance reflects the net proceeds from common stock issuance from exercised options as well as the positive cash flow from operations generated in the quarter.

The company generated cash flow from operations of $4.5 million in the third quarter of 2009, bringing the nine months ended September 30, 2009 cash flow from operations amount to $26.9 million.

The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until the company files its third quarter 2009 Form 10-Q.

i2 Supply Chain Leader Forum

In addition, on Nov 10, i2 will host the i2 Supply Chain Leader Forum, a one-day virtual event focusing on supply chain management trends and supply chain strategies for 2010 and beyond. The i2 Supply Chain Leader Forum is free, accessible to attendees around the world via webcast, and will feature virtual presentations, panel discussions, live chats and an exhibit hall with more than 200 collateral resources available for downloading.

The i2 Supply Chain Leader Forum agenda, including presentation abstracts and presenter biographies, is available online at www.i2.com/sclforum. Registration for the i2 Supply Chain Leader Forum is also available online. To secure an all-access pass, please go to www.i2.com/sclforum and click the registration button in the upper right corner.

Earnings Conference Call and Webcast Information

Due to the proposed merger with JDA Software Group, Inc. announced earlier today, the company has cancelled its previously announced conference call to discuss the third quarter 2009 financial results.

About i2

Throughout its more than 20-year history of innovation and value delivery, i2 has dedicated itself to building successful customer partnerships. As a full-service supply chain company, i2 is uniquely positioned to help its clients achieve world-class business results through a combination of consulting, technology, and managed services. i2 solutions are pervasive in a wide cross-section of industries. Learn more at www.i2.com.

i2 is a registered trademark of i2 Technologies US, Inc. and i2 Technologies, Inc.

i2 Cautionary Language

This press release contains forward-looking statements that involve risks and uncertainties, including forward-looking statements regarding i2’s ability to execute upon its internal plans and improve operational efficiencies. These forward-looking statements are based on current expectations for bookings, cash collections, revenue, expense, diluted shares outstanding and the company’s proposed merger with JDA Software Group, Inc., and involve risks and uncertainties that may cause actual results to differ from those projected, including, without limitation, the risk that (i) we may experience purchasing delays or a reduction in maintenance renewals as a result of the proposed merger with JDA Software Group, Inc., (ii) the merger with JDA Software Group, Inc., as currently proposed, may not be consummated, (iii) we will be unable to develop new products or develop and generate additional demand for our existing products, (iv) we will be unable to remain competitive, (v) our strategy to sell new software solutions may not be successful, (vi) product quality, performance claims and other litigation may have a material adverse effect on our relationships with customers and our business, and (vii) key personnel leave the company or the company is unable to attract, train and retain additional personnel. For a discussion of factors which could impact i2’s financial results and cause actual results to differ materially from those in forward-looking statements, please refer to i2’s recent filings with the SEC, particularly the Annual Report on Form 10-K for the year ended December 31, 2008. i2 expressly disclaims any current intention to update the forward-looking information contained in this news release.

For More Information Contact:
Tom Ward	Beth Elkin
i2 Investor Relations	i2 Corporate Communications
469-357-3854	469-357-4225
tom_ward@i2.com	beth_elkin@i2.com

i2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

(unaudited)

	September 30, 2009	December 31, 2008
		(as Restated) *
ASSETS

Current assets:
Cash and cash equivalents	$185,513	$238,013
Restricted cash	6,737	5,777
Accounts receivable, net	21,127	25,846
Other current assets	8,663	9,477

Total current assets	222,040	279,113

Premises and equipment, net	3,230	4,915
Goodwill	16,684	16,684
Non-current deferred tax asset	5,624	7,289
Other non-current assets	3,842	5,024

Total assets	$251,420	$313,025

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,502	$4,855
Accrued liabilities	13,042	15,116
Accrued compensation and related expenses	15,810	18,679
Deferred revenue	43,796	53,028

Total current liabilities	76,150	91,678
Total long-term debt, net	—	64,520
Taxes payable	6,419	6,948

Total liabilities	82,569	163,146

Commitments and contingencies

Stockholders’ equity:
Preferred Stock, $0.001 par value, 5,000 shares authorized, none issued and outstanding	—	—
Series A junior participating preferred stock, $0.001 par value, 2,000 shares authorized, none issued and outstanding	—	—
Series B 2.5% convertible preferred stock, $1,000 par value, 150 shares authorized 111 issued and outstanding at September 30, 2009 and 109 issued and outstanding at December 31, 2008	108,293	106,591
Common stock, $0.00025 par value, 2,000,000 shares authorized, 22,778 and 21,895 shares issued and outstanding at September 30, 2009 and December 31, 2008, respectively	6	5
Additional paid-in capital	10,492,082	10,498,453
Accumulated other comprehensive income	3,456	1,509
Accumulated deficit	(10,434,986)	(10,456,679)

Net stockholders’ equity	168,851	149,879

Total liabilities and stockholders’ equity	$251,420	$313,025

* 2008 period restated to reflect the adoption of ASC 470

i2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended Sept 30,		Nine Months Ended Sept 30,
	2009	2008	2009	2008
		(as Restated) *		(as Restated) *
Revenues:
Software solutions	$15,217	$10,562	$40,689	$34,802
Services	21,006	33,316	71,357	92,666
Maintenance	18,413	20,875	56,021	64,588

Total revenues	54,636	64,753	168,067	192,056

Costs and expenses:
Cost of revenues:
Software solutions	2,892	2,296	7,214	7,784
Services	13,221	22,218	45,797	68,313
Maintenance	2,126	2,368	6,749	7,866
Amortization of acquired technology	—	—	—	4
Sales and marketing	9,064	10,518	28,020	35,540
Research and development	6,360	7,384	20,124	22,558
General and administrative	8,432	9,402	25,695	29,830
Amortization of intangibles	—	25	25	75
Restructuring charges and adjustments	(20)	—	2,975	—

Costs and expenses, subtotal	42,075	54,211	136,599	171,970
Intellectual property settlement, net	370	—	562	(79,860)

Total costs and expenses (benefit)	42,445	54,211	137,161	92,110

Operating income	12,191	10,542	30,906	99,946

Non-operating income (expense), net:
Interest income	65	1,212	261	3,339
Interest expense	—	(1,872)	(899)	(5,596)
Foreign currency hedge and transaction losses, net	(97)	(639)	(928)	(1,244)
Loss on extinguishment of debt	—	—	(892)	—
Other income (expense), net	(96)	(5,575)	(175)	(5,094)

Total non-operating (expense), net	(128)	(6,874)	(2,633)	(8,595)

Income before income taxes	12,063	3,668	28,273	91,351
Income tax expense	1,219	1,508	4,180	5,349

Net income	10,844	2,160	24,093	86,002

Preferred stock dividend and accretion of discount	814	794	2,400	2,346

Net income applicable to common stockholders	$10,030	$1,366	$21,693	$83,656

Net income per common share applicable to common stockholders:
Basic	$0.37	$0.05	$0.80	$3.20
Diluted	$0.36	$0.05	$0.80	$3.15

Weighted-average common shares outstanding:
Basic	27,305	26,337	26,951	26,175
Diluted	28,079	26,851	27,158	26,578

* 2008 period restated to reflect the adoption of ASC 470

i2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Nine Months Ended September 30,
	2009	2008
		(as Restated) *
Cash flows from operating activities:
Net income	$24,093	$86,002
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of debt issuance expense	84	516
Debt discount accretion	389	2,358
Loss on extinguishment of debt	892	—
Depreciation and amortization	2,133	2,738
Stock based compensation	7,166	8,661
Loss on disposal of premises and equipment	230	143
Provision for bad debts charged to costs and expenses	27	173
Deferred income taxes	1,539	1,526
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Accounts receivable	4,781	(2,097)
Other assets	2,344	(8,420)
Accounts payable	(1,509)	559
Taxes payable	8	1,931
Accrued liabilities	(2,898)	3,622
Accrued compensation and related expenses	(3,184)	294
Deferred revenue	(9,223)	929

Net cash provided by operating activities	26,872	98,935

Cash flows (used in) provided by investing activities:
Restrictions (placed) released on cash	(960)	1,810
Purchases of premises and equipment	(716)	(848)
Proceeds from sale of premises and equipment	72	13

Net cash (used in) provided by investing activities	(1,604)	975

Cash flows (used in) provided by financing activities:
Repurchase of debt and equity conversion feature	(84,814)	—
Net proceeds from common stock issuance from options and employee stock purchase plans	6,717	450

Net cash (used in) provided by financing activities	(78,097)	450

Effect of exchange rates on cash	329	(176)

Net change in cash and cash equivalents	(52,500)	100,184
Cash and cash equivalents at beginning of period	238,013	120,978

Cash and cash equivalents at end of period	$185,513	$221,162

Supplemental cash flow information
Interest paid	$1,053	$2,156
Income taxes paid (net of refunds received)	$4,404	$3,309
Schedule of non-cash financing activities
Preferred stock dividend and accretion of discount	$2,400	$2,346

* 2008 period restated to reflect the adoption of ASC 470

SCHEDULE A TO PRESS RELEASE

November 5, 2009

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

($ in thousands, except per share data)

(unaudited)

Operating Income	Three months ended Sept. 30,		Nine months ended Sept. 30,
	2009	2008	2009	2008
GAAP operating income	$12,191	$10,542	$30,906	$99,946
GAAP operating margin	22.3%	16.3%	18.4%	52.0%

Add: stock option expense	1,046	1,704	3,866	5,679
Less: intellectual property settlement	—	—	—	83,333

Non-GAAP operating income	$13,237	$12,246	$34,772	$22,292
Non-GAAP operating margin	24.2%	18.9%	20.7%	11.6%

Net income applicable to common stockholders	Three months ended Sept. 30,		Nine months ended Sept. 30,
	2009	2008	2009	2008
GAAP net income applicable to common stockholders	$10,030	$1,366	$21,693	$83,656

Add: stock option expense	1,046	1,704	3,866	5,679
Less: intellectual property settlement	—	—	—	83,333
Add: non-cash effect of incremental non-operating expense from ASC 470 adoption	—	535	265	1,589
Add: external expenses related to proposed transaction in 2008	—	5,311	—	5,311
Add: loss on extinguishment of debt *	—	—	892	—
Add: tax effect of intellectual property settlement	—	—	—	1,421

Non-GAAP net income applicable to common stockholders	$11,076	$8,916	$26,716	$14,323

Diluted earnings per share applicable to common stockholders **	Three months ended Sept. 30,		Nine months ended Sept. 30,
	2009	2008	2009	2008
GAAP diluted earnings per share applicable to common stockholders	$0.36	$0.05	$0.80	$3.15

Add: stock option expense	$0.04	$0.06	$0.14	$0.21
Less: intellectual property settlement	—	—	—	$3.14
Add: non-cash effect of incremental non-operating expense from ASC 470 adoption	—	$0.02	$0.01	$0.06
Add: external expenses related to proposed transaction in 2008	—	$0.20	—	$0.20
Add: loss on extinguishment of debt *	—	—	$0.03	—
Add: tax effect of intellectual property settlement	—	—	—	$0.05

Non-GAAP diluted earnings per share applicable to common stockholders	$0.39	$0.33	$0.98	$0.54

Diluted share count	28,079	26,851	27,158	26,578

*	Loss on extinguishment of debt represents the write-off of unamortized discount and debt issuance costs, partially offset by the repurchase of the notes below par value.

**	Non-GAAP EPS amounts may vary from GAAP EPS amounts and adjustments due to rounding

SCHEDULE B TO PRESS RELEASE

November 5, 2009

KEY PERFORMANCE INDICATORS

(unaudited)

	3Q 08	4Q 08	1Q 09	2Q 09	3Q 09
Software solutions bookings ($ in millions) (1)	$5.1	$7.8	$24.1	$14.4	$8.2
Services and maintenance bookings ($ in millions)	$41.4	$41.7	$42.4	$47.2	$45.7

Total contract value of bookings ($ in millions) (2)	$46.5	$49.5	$66.5	$61.6	$53.8

Dollar value of multi-year agreements included in total contract value of bookings ($ in millions) (3)	$4.2	$1.8	$8.8	$23.5	$7.5

Number of software solutions transactions booked > $500K	4	2	4	5	5
Average amount booked ($ in thousands) (4)	$254	$244	$963	$552	$429

Software solutions revenue
Revenue from current quarter bookings ($ in millions)	$0.9	$1.4	$2.6	$1.1	$1.2
Revenue from prior period bookings ($ in millions)	$3.7	$4.9	$2.3	$9.6	$9.5
Subscription/recurring revenue ($ in millions)	$6.0	$5.8	$5.3	$4.6	$4.5

Total software solutions revenue ($ in millions)	$10.6	$12.1	$10.2	$15.3	$15.2

Total revenue recognized by region
Greater APAC	17%	20%	25%	27%	25%
EMEA	22%	21%	19%	20%	17%
Americas	61%	59%	56%	53%	58%

Total revenue	100%	100%	100%	100%	100%

Days sales outstanding	38	38	37	34	36

Total headcount	1,327	1,280	1,188	1,186	1,171

Direct sales representatives (5)	57	54	43	38	39

1.	Software solutions bookings includes bookings for recurring transactions and essential services required to deliver the licensed functionality.

2.	Total contract value of bookings represents potential future revenue from contracts executed in the period.

However, there can be no assurance that bookings will result in future revenue.

3.	Dollar value of multi-year agreements represent the total contract value of subscription/recurring and/or maintenance agreements with a contractual term of greater than one (1) year

4.	Average amount excludes recurring bookings less than $10K

5.	Direct sales representatives includes commission-based, quota carrying sales reps excluding sales management.